SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3005 First Avenue

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 256-4545

Item 5.    Other Events

Dendreon Corporation (the “Company”) is offering 3,821,428 shares of its common stock, including related rights to purchase Series A junior participating preferred stock, for $7.00 per share, for an aggregate offering price of $26,749,996.00. The shares of common stock are registered on the Company’s Form S-3 Registration Statement, Reg. No. 333-102351 (the “Registration Statement”). In accordance with Section 5.01(a) of the Agreement and Plan of Merger (the “Merger Agreement”), dated February 24, 2003, among the Company, Seahawk Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Charger Project LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Corvas International, Inc., a Delaware corporation (“Corvas”), Corvas has given its required consent to the offering. In addition, the parties to the Merger Agreement have agreed to amend Section 8.01(b) thereof to extend to September 24, 2003, the date by which the parties may consummate the combination before Dendreon or Corvas is entitled to terminate the Merger Agreement without cause.

On June 11, 2003, the board of directors approved an amendment to Section 8 of the Company’s Amended and Restated Bylaws to clarify the voting requirements applicable to matters submitted to a stockholder vote solely for the purpose of complying with applicable Nasdaq rules.

The purpose of this Current Report is to:

•	file the form of stock purchase agreement, legality opinion, and placement agent agreement relating to the offering; and

•	file the amended and restated bylaws of the Company.

Item 7.    Financial Statements and Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws.

5.1	Opinion on Legality

10.1	Form of Stock Purchase Agreement

10.2	Engagement letter, dated June 12, 2003, between Dendreon Corporation and Needham & Company, Inc.

23.1	Consent of Stoel Rives LLP (See Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DENDREON CORPORATION

Dated: June 12, 2003	By:	/s/ MARTIN A. SIMONETTI
Martin A. Simonetti Senior Vice President, Finance Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws

5.1	Opinion on Legality

10.1	Form of Stock Purchase Agreement

10.2	Engagement letter, dated June 12, 2003, between Dendreon Corporation and Needham & Company, Inc.

23.1	Consent of Stoel Rives LLP (See Exhibit 5.1)